UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[_] Preliminary Information Statement

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[X ] Definitive Information Statement

AS CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

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AS CAPITAL, INC.

3-11 Building 3, Beihuan East Road, Pinggu Town,

Pinggu District, Beijing

People's Republic of China

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT

OF THE MAJORITY STOCKHOLDER WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on July 11, 2020, the board of directors of AS Capital, Inc., a Nevada corporation (“ASIN,” “the Company,” “we” or “us”), and stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to increase the Company’s authorized capital stock from 110,000,000 to 510,000,000 shares of its capital stock, consisting of 500,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001; and
2.	Adopt the Amended and Restated Bylaws of the Company.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is July 11, 2020. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on or about July 31, 2020, to stockholders of record on July 11, 2020. As such, we expect that the Corporate Actions will be effective no earlier than August 11, 2020.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ Xue Ran GAO

Xue Ran GAO

Chief Executive Officer and Director

July 29, 2020

AS CAPITAL, INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

AS Capital, Inc. (“ASIN,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holder of a majority of our outstanding voting capital stock on July 11, 2020, in accordance with the relevant sections of Nevada Revised Statutes of the State of Nevada (the “NRS”).

This information statement is being mailed on or about July 31, 2020, to stockholders of record on July 11, 2020 (the “Record Date”). The information statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTION

On July 11, 2020, the board of directors of AS Capital, Inc., a Nevada corporation (“ASIN,” “the Company,” “we” or “us”), and stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to increase the Company’s authorized capital stock from 110,000,000 to 510,000,000 shares of its capital stock, consisting of 500,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001; and
2.	Adopt the Amended and Restated Bylaws of the Company.

VOTING AND VOTE REQUIRED

Pursuant to ASIN’s Bylaws and the NRS, a vote by the holders of at least a majority of ASIN’s outstanding capital stock is required to effect the actions described herein. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. As of the Record Date, ASIN had 11,201,030 shares of common stock issued and outstanding. The voting power representing not less than 5,600,516 shares of common stock is required to pass any stockholder resolutions. Pursuant to Section 78.320 of the NRS, the following stockholder holding an aggregate of 8,581,063 shares of common stock, or approximately 76.61% of the issued and outstanding shares of our common stock on the Record Date (the “Majority Stockholder”), delivered an executed written consent dated July 11, 2020, authorizing the Corporate Actions.

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Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Xue Ran GAO	8,581,063	76.61%
TOTAL	8,581,063	76.61%

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTION NO. 1

INCREASE IN AUTHORIZED CAPITAL

On July 11, 2020, the Board and the Majority Stockholder authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Articles of Incorporation to increase its authorized share capital from 110,000,000 to 510,000,000 shares of its common stock, consisting of 500,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock, par value $0.0001. The proposed amendment to our Articles of Incorporation is included in the Certificate of Amendment to the Articles of Incorporation, which is attached hereto as Exhibit 1. The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized share capital, which we believe will enhance our ability to make acquisitions of operating businesses and finance the development and operation of our business.

Reasons For The Increase In Authorized Capital

Our current principal business is to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. Based on proposed business activities, we are a “blank check” company. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We are at all times investigating potential business acquisition or combination candidates, additional sources of financing, and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders. We are currently in active discussions with and conducting in due diligence on one or more potential business combination candidates but have not entered into any binding agreements relating thereto. Depending upon the outcome of our due diligence activities and discussions, we hope to enter into binding acquisition or business partnership agreements in the near future after the Effective Date.

Our Board authorized and approved the proposed amendment to our Articles of Incorporation to increase our authorized share capital so that such shares will be available for issuance for acquisition, combination and other general corporate purposes, such as financing and acquisition activities, without the requirement of further action by our stockholders. Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval.

Except as set forth above, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in a change in control of the Company.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Articles of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue shares of our Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

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Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that such increase could facilitate future efforts by our management to deter or prevent a change in control of the Company. By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal. In addition, the increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Shortly after the Effective Date, the Board intends to acquire an operating company. We may also conduct a private placement of our securities to secure additional working capital for the Company. Except as set forth above, the Board has no current plans to use any of the additional shares of Common Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

CORPORATE ACTION NO. 2

ADOPTION OF AMENDED AND RESTATED BYLAWS

On July 11, 2020, the Board and the Majority Stockholder authorized, adopted and approved by written consent in lieu of a special meeting the Amended and Restated Bylaws of the Company (the “Restated Bylaws”).

The Restated Bylaws contain new provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.  These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board and to discourage certain types of coercive takeover practices and inadequate takeover bids. Among other things, the Restated Articles and the Restated Bylaws provide that:

•	A majority of the outstanding shares of the Corporation entitled to vote, represented in person or any proxy, shall constitute a quorum at a meeting of stockholders;

•	Our stockholders may not call special meetings of our stockholders unless they hold in excess of 50% of the shares entitled to vote at a meeting of stockholders. Stockholders requesting a special meeting to act on any matter that may properly be considered at a meeting of stockholders must submit a written request to the secretary of the Corporation. Such meeting request must contain all information required pursuant to the Restated Bylaws, be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within 60 days after the record date. The Restated Bylaws include special provisions relating to the mechanics of calling and canceling special meetings of the stockholders;

•	In any annual meeting of our stockholders, stockholders may not act on any matter not properly brought before the meeting. A matter is considered to have been properly brought before a meeting if the stockholder has given timely notice thereof in writing to the secretary of the Corporation and such business is a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required pursuant to the Restated Bylaws and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

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•

Our stockholders may not nominate persons to our Board unless they comply with certain nomination procedures.  A stockholder must deliver notice of its intent to nominate persons to be elected to the Board to the secretary of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must include all information required pursuant to the Restated Bylaws, which shall include information regarding (i) the stockholder, (ii) any person acting in concert with such stockholder, (iii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iv) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any of the persons described in sections (ii) and (iii) above.

Such notice shall contain, among other things, a written undertaking certifying that such proposed nominee is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company.

•	Our directors have the power to adopt, amend or repeal our bylaws without stockholders approval;

•	Our stockholders may not cumulate votes in the election of directors; and

•	We will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures and advance such expenses on their behalf prior to final adjudication of whether such directors and officers were entitled to indemnification.

In addition to the above-described changes, the following is a description of certain other changes between the original Bylaws and the Restated Bylaws, none of which, we believe, will have a material impact on the Company’s stockholders:

•	Under the original Bylaws, proxies signed by stockholders are only valid for 6 months unless a longer period is provided for in the proxy, which period shall not to exceed 7 years. Under the Restated Bylaws proxies signed by stockholders are only valid for 11 months unless a longer period is provided for in the proxy.

•	Under the original Bylaws, a special meeting of the directors may be called by the President, Secretary, or two directors on seven (7) days notice if delivered personally or by mail, telegram or telephone. Under the Restated Bylaws, special meeting of the directors may be called by or at the request of the Chief Executive Officer, any two directors or the Chairman of the Board.

The Restated Bylaws, a copy of which is attached to this Information Statement as Exhibit 2, will be effective on or about the Effective Date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of July 11, 2020, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 11, 2020. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, applicable percentage ownership is based on 11,201,030 shares of common stock outstanding as of July 11, 2020, and any shares that such person or persons has the right to acquire within 60 days of July 11, 2020, is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o AS Capital, Inc. 3-11 Building 3, Beihuan East Road, Pinggu Town, Pinggu District, Beijing, People's Republic of China.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Xue Ran GAO (1)	8,581,063	76.61%
All executive officers and directors as a group (one person)	8,581,063	76.61%

5% or Greater Stockholders
Zhang Yan Hua	1,935,633	17.28%

(1)	Ms. GAO owns 964 shares of Series A Convertible Preferred Stock, constituting 96.4% of the issued and outstanding shares of the Series A Convertible Preferred Stock.

CHANGE IN CONTROL

On June 4, 2019, AS Capital, Inc., a Nevada corporation (“we,” “ASIN” or the “Company”), XRC, LLC, a Colorado limited liability company (“XRC”) and Gao Xue Ran (“Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which Purchaser agreed to purchase from XRC 11,000,000 shares of common stock of the Company, par value $0.0001, and 964 shares of Series A Convertible Preferred Stock Preferred Stock of the Company, par value $0.00001 (collectively, the “Shares”), for aggregate consideration of Four Hundred and Ten Thousand Dollars ($410,000) in accordance with the terms and conditions of the SPA. XRC is the controlling shareholder of the Company. On June 13, 2019, and in anticipation of the sales transaction with Ms. Gao, the Company assigned its line of credit and the current balance due thereunder, including all outstanding principal and accrued interest, to XRC in consideration of 10,000,000 shares of common stock of the Company. At the time of the transfer, $48,595 was due under the line of credit. At the same time XRC converted its 1,000,000 shares of Series C Convertible Preferred Stock into 1,000,000 shares of common stock. Chris Lotito is the managing member of XRC.

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The acquisition of the Shares consummated on July 18, 2019, and the Shares were ultimately purchased by the following three individuals using their own personal funds:

Name	No. of Shares	Percentage of Issued and Outstanding	Consideration Paid
Gao Xue Ran	8,581,063 of Common Stock; 964 shares of Series A Preferred Stock	76.61%	$319,840
Zhang Yan Hua	1,935,633 of Common Stock	17.28%	$72,146
Cheung Kwok Chiu Kris	483,304 of Common Stock	4.31%	$18,014

Immediately after the acquisition, Ms. Gao held a controlling interest in the Company and could unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Chris Lotito, our Chief Executive Officer and sole director, and John Karatzaferis, our President, resigned from all of their positions with the Company, effective July 18, 2019. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Gao Xue Ran was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Gao will serve in her positions without compensation.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the Securities and Exchange Commission.

GENERAL INFORMATION

ASIN will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. ASIN will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of ASIN’s common stock.

ASIN will deliver only one Information Statement to multiple security holders sharing an address unless ASIN has received contrary instructions from one or more of the security holders. Upon written or oral request, ASIN will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address: AS Capital, Inc. Room 1206, 12th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing.  The Secretary may also be reached by telephone at +86 137 168 55155.

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ADDITIONAL AND AVAILABLE INFORMATION

ASIN is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: July 29, 2020	By order of the Board of Directors /s/ Xue Ran GAO By: Xue Ran GAO Chief Executive Officer, Chief Financial Officer and Secretary

Exhibit 1:   Certificate of Amendment to Articles of Incorporation of the Company*

Exhibit 2:   Amended and Restated Bylaws of the Company*

*Filed herewith.

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